Exhibit 1.1

EXECUTION VERSION

ACCENTURE CAPITAL INC.

3.900% NOTES DUE 2027

4.050% NOTES DUE 2029

4.250% NOTES DUE 2031

4.500% NOTES DUE 2034

Fully and Unconditionally Guaranteed by

ACCENTURE PLC

UNDERWRITING AGREEMENT

October 1, 2024

October 1, 2024

J.P. Morgan Securities LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

BNP Paribas Securities Corp.

As Managers of the

several Underwriters listed

in Schedule II hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Accenture Capital Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the principal amount of its debt securities identified in Schedule I hereto (the “Notes”), to be issued under the indenture specified in Schedule I hereto (the “Indenture”) among the Company, the Guarantor (as defined below) and the trustee identified in Schedule I (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms. The Notes will be fully and unconditionally guaranteed (the “Guarantee,” and together with the Notes, the “Securities”) as to the payment of principal and interest by Accenture plc, a public limited company incorporated in Ireland (the “Guarantor”).

The Company and the Guarantor have filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the file number of which is set forth in Schedule I hereto), on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company and the Guarantor. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated September 30, 2024 is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company and the Guarantor to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433(h)(1) of the Securities Act, “Time of Sale Prospectus” means the documents set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person, and “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Rule 163B of the Securities Act. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any Preliminary Prospectus or the Prospectus shall include all documents subsequently filed by the Company or the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.   Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a)   The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Guarantor is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and neither the Company nor the Guarantor has received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)   (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement, Base Prospectus, Time of Sale Prospectus, any Preliminary Prospectus, and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company and the Guarantor, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vii) each Testing-the-Waters Communication, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (viii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company and the Guarantor in writing by such Underwriter through the Managers expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 8(a) of this Agreement) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)   Neither the Company nor the Guarantor is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company or the Guarantor is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company or the Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company or the Guarantor complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company and the Guarantor have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)   Each of the Company and the Guarantor has been duly incorporated, is validly existing and, in the case of the Company, is in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (except in jurisdictions in which “good standing” is not a recognized concept) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)   Each subsidiary of the Guarantor (i) whose net assets exceeded 10% of the total assets of the Guarantor and its subsidiaries consolidated as of August 31, 2024, (ii) that satisfies the “Asset test” of Rule 1-02(w)(1)(ii) of Regulation S-X, or (iii) that satisfies the “Income test” of Rule 1-02(w)(1)(iii) of Regulation S-X (each such subsidiary pursuant to the preceding clauses (i), (ii) and (iii) a “Significant Subsidiary” and set forth in Schedule III hereto) has been duly organized or formed, is validly existing as a limited liability company or other business entity in good standing (except in jurisdictions in which “good standing” is not a recognized concept) under the laws of the jurisdiction of its organization or formation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (except in jurisdictions in which “good standing” is not a recognized concept) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are directly or indirectly wholly-owned by the Guarantor, free and clear of all liens, encumbrances, equities or claims.

(f)   This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(g)   The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and the Guarantor, and on the Closing Date, the Indenture will have been duly executed and delivered by the Company and the Guarantor and shall constitute a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h)   The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(i)   The Guarantee contained in the Indenture has been duly authorized by the Guarantor and, when the Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantee will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(j)   The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement, the Indenture and the Securities, will not contravene (i) any provision of applicable law, (ii) the Certificate of Incorporation or By-Laws of the Company, or the Certificate of Incorporation or Memorandum and Articles of Association of the Guarantor, (iii) any agreement or other instrument binding upon the Company, the Guarantor or any Significant Subsidiary, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, the Guarantor or any of the Guarantor’s subsidiaries, except, in the case of clauses (i), (iii) and (iv), as would not have a Material Adverse Effect.

(k)   No consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company or the Guarantor of their respective obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(l)   There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m)   There are no legal or governmental proceedings pending or threatened to which the Guarantor or any of its subsidiaries is a party or to which any of the properties of the Guarantor or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole, or on the power or ability of the Guarantor to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n)   Neither the Company nor the Guarantor is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)   The consolidated financial statements, and the related notes thereto, of the Guarantor and its consolidated subsidiaries incorporated by reference in the Time of Sale Prospectus and the Prospectus comply as to form, in all material respects, with the applicable accounting requirements of the Securities Act and present fairly, in all material respects, the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis, except as described in the notes to such financial statements; and the supporting schedules incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information required to be stated therein; and the other financial and statistical information and any other financial data set forth in the Time of Sale Prospectus and the Prospectus, present fairly, in all material respects, the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and, to the extent that such information is set forth in or has been derived from the financial statements and accounting books and records of the Guarantor, have been prepared in all material respects on a basis consistent with such financial statements and the books and records of the Guarantor.

(p)   The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q)   The Guarantor and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement is accurate. Since the end of the Guarantor’s most recent audited fiscal year, there has been (vi) no material weakness in the Guarantor’s internal control over financial reporting (whether or not remediated) and (vii) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(r)   (i) None of the Guarantor or any of its subsidiaries or affiliates, or any director or officer thereof, nor, to the Guarantor’s knowledge, any employee, agent or representative of the Guarantor or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) to influence official action or secure an improper advantage, or to any person in violation of any applicable anti-corruption laws; (ii) the Guarantor and each of its subsidiaries and affiliates have conducted their respective businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Guarantor nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering of the Securities in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(s)   The operations of the Guarantor and each of its subsidiaries, to the extent they are subject to such provisions, are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate

Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Guarantor and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Guarantor, threatened.

(t)   (i) None of the Guarantor, any of its subsidiaries, or any director or officer thereof, nor, to the Guarantor’s knowledge, any employee, agent, affiliate or representative of the Guarantor or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria).

(ii)  The Guarantor will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that would result in a violation of any Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  Since April 24, 2019, the Guarantor and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u)   The Guarantor and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Guarantor), and no tax deficiency has been determined adversely to the Guarantor or any of its subsidiaries which has had (nor does the Guarantor nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Guarantor or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(v)   (i) The Guarantor and its subsidiaries own or possess adequate rights to use any and all material patents, trademarks, service marks, trade names, copyrights, licenses, domain names, social media identifiers and accounts, software, technology, databases, and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar intellectual property and proprietary or industrial rights in the applicable jurisdictions (including all registrations and applications for registrations of, and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property”) used or held for use in, or necessary for, the conduct of their respective businesses; (ii) the conduct of their respective businesses does not and will not conflict with, infringe, violate or misappropriate in any material respect any Intellectual Property of others; (iii) there is no pending or, to the Guarantor’s knowledge, threatened, action, suit, proceeding or claim (A) challenging the Guarantor’s or any of its subsidiaries’ rights in or to any material Intellectual Property (including any challenges to the ownership, validity, scope or enforceability of any material Intellectual Property owned by or exclusively licensed to the Guarantor or any of its subsidiaries), or (B) alleging that the Guarantor or any of its subsidiaries has infringed, misappropriated or otherwise violated or conflicted with any Intellectual Property rights of any third party in any material respect, and neither the Guarantor nor any of its subsidiaries has received any notice of, or is otherwise aware of any facts that would form the basis for, any such action, suit, proceeding or claim covered by the foregoing clause (A) or (B); ; and (iv) the Guarantor and its subsidiaries take, and have taken, commercially reasonable steps in accordance with customary industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Guarantor or any of its subsidiaries is contingent upon maintaining the confidentiality thereof and no such Intellectual Property has been disclosed other than to employees, except, in the case of each of clauses (i) through (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Guarantor and its subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology and databases (collectively, “IT Systems”) (i) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Guarantor and its subsidiaries as currently conducted, and (ii) are free and clear of all bugs, errors, defects, Trojan horses, time bombs, back doors, drop dead devices, malware and other corruptants, including software or hardware components that are designed to interrupt use of, permit unauthorized access to or disable, damage or erase the IT Systems and data (including all personal, personally identifiable, sensitive, household, confidential or regulated data and information used in connection with their businesses (“Data”)). Without limiting the foregoing, the Guarantor and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cybersecurity and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any IT Systems or Data (each, a “Breach”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has been no material Breach and neither the Guarantor nor any of its subsidiaries has been notified of or has knowledge of any event or condition that would reasonably be expected to result in any material Breach, nor do they have any incidents under internal review or investigation relating to the same. The Guarantor and its subsidiaries have complied, and are presently in compliance, in all material respects, with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, industry standards, internal and external policies, contractual obligations and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, privacy, security, disposal, disclosure or other processing by the Guarantor or any of its subsidiaries of IT Systems and Data (“Data Security Obligations”). The Guarantor and its subsidiaries have not received any notification of or complaint regarding, and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate material non-compliance with any Data Security Obligation by the Guarantor or any of its subsidiaries. There is no action, suit, investigation or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Guarantor, threatened alleging material non-compliance with any Data Security Obligation by the Guarantor or any of its subsidiaries.

2.   Agreements to Sell and Purchase. Each of the Company and the Guarantor hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company and the Guarantor the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

3.   Public Offering. The Company and the Guarantor are advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Guarantor are further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.   Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto (the “Closing Date”), or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you.

Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

5.   Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

 (i)   there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of the possible change in the rating accorded the Guarantor by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act); and

 (ii)   there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)   The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company and the Guarantor, to the effect set forth in Section 5(a)(i) above and to the effect that the respective representations and warranties of the

Company and the Guarantor contained in this Agreement are true and correct as of the Closing Date and that the Company and the Guarantor, respectively, have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)   The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Gibson, Dunn & Crutcher LLP, U.S. counsel for the Company and Guarantor, dated the Closing Date, in the form agreed between such counsel and the Managers.

(d)   The Underwriters shall have received on the Closing Date an opinion of Arthur Cox, Irish counsel for the Guarantor, dated the Closing Date, in the form agreed between such counsel and the Managers.

(e)   The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date with respect to such matters as the Underwriters shall request.

(f)   The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date not earlier than the date hereof.

(g)   The Underwriters shall have received on each of the date hereof and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantor in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(h)   The Underwriters shall have received on each of the date hereof and the Closing Date a certificate of the Chief Accounting Officer of the Company, dated respectively as of the date hereof or as of the Closing Date, substantially in the form agreed with the Underwriters.

6. Covenants of the Company and the Guarantor. Each of the Company and the Guarantor covenants with each Underwriter as follows:

(a)   To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)   During any period when a prospectus relating to the Securities is required to be delivered under the Securities Act (including circumstances where such requirement may be satisfied pursuant to Rule 172), before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object (except for (x) an amendment or supplement consisting solely of the filing of a document required to be filed under the Exchange Act or (y) a supplement relating to any offering of securities other than the Securities).

(c)   To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or the Guarantor and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)   Not to take any action that would result in an Underwriter, the Company or the Guarantor being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)   If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)   If, during such period after the first date of the public offering of the Securities, as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Guarantor) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)   To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)   To make generally available to the Guarantor’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Guarantor occurring after the “effective date” (as defined in Rule 158 of the Securities Act) of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, including Rule 158.

(i)   Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay, or cause to be paid, all costs and expenses incident to the performance of its obligations hereunder, including without limitation: (i) the preparation, printing (or reproduction), delivery and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them (including filing fees related thereto); (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the

Registration Statement, each Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp, transfer taxes or other taxes payable in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees, the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws, and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of officers of the Company and the Guarantor in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Guarantor’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Guarantor; (ix) any fees charged by the rating agencies for the rating of the Securities; (x) the costs and charges of any trustee, transfer agent, registrar or depositary (including related fees and expenses of any counsel to such parties); and (xi) all other costs and expenses incident to the performance by the Company and the Guarantor of their respective obligations hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Section 8 and the penultimate paragraph of Section 11, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

(j)  During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Guarantor or warrants to purchase or otherwise acquire debt securities of the Guarantor substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Managers identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

(k)  To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers and attached as Schedule IV hereto, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(l)  To pay any Irish stamp, documentary, transfer, issuance or other similar taxes, duties or governmental charges payable with respect to the transactions contemplated by this Agreement (or, at the election of an Underwriter, reimburse the Underwriters for any such taxes, duties or charges paid by the Underwriter).

7.  Covenants of the Underwriters. Each Underwriter severally covenants with each of the Guarantor and the Company not to take any action that would result in the Guarantor or the Company, as applicable, being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Guarantor or the Company thereunder, but for the action of the Underwriter.

8.  Indemnity and Contribution. (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, any Company or Guarantor information that the Company or the Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company and the Guarantor in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto are the concession and reallowance figures appearing in the third paragraph; the information relating to making a market in the Securities in the seventh paragraph; and the information relating to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids contained in the eighth, ninth and tenth paragraphs, in each case under the caption “Underwriting (Conflicts of Interest)” in the preliminary prospectus and the Prospectus (the “Underwriter Information”).

(b)  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, their respective directors, officers who sign the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Underwriter, but only with reference to the Underwriter Information.

(c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company and the Guarantor, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)  To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (after deducting discounts and commissions to the Underwriters but before deducting expenses) received by the Company and the Guarantor from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)  The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)  The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company or the Guarantor, their respective officers or directors or any person controlling the Company or the Guarantor and (iii) acceptance of and payment for any of the Securities.

9.  Taxes. If any sum payable by the Company or the Guarantor to the Underwriters under this Agreement is subject to deduction or withholding of any Irish tax, duty or governmental charge, the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such deduction or withholding, provided that no such additional amounts shall be payable as a result of any taxes imposed on the Underwriter by virtue of the Underwriter being an Irish tax resident, or having a permanent establishment in Ireland through which the Underwriter operates with respect to the transactions contemplated by the Agreement.

10.  Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and the Guarantor, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the Nasdaq Global Market, (ii) trading of any securities of the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, in the Clearstream or Euroclear systems in Europe, or in any other country where the Guarantor’s securities are listed shall have occurred, (iv) any general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or by the applicable authorities in Ireland, or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this Section 10, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of the Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of the Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of the Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor. In any such case either you or the Company and the Guarantor shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.

13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, the Guarantor and the Underwriters with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)  The Company and the Guarantor acknowledge that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantor or any other person, (ii) the Underwriters owe the Company and the Guarantor only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Guarantor. Each of the Company and the Guarantor waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

14.  Counterparts. This Agreement may be executed in two or more counterparts (which may include counterparts delivered by any form of electronic communication or telecommunication), each of which shall be deemed an original and all of which together shall constitute one instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

15.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliate and agents, and no other person will have any right or obligation hereunder. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

16.  Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.  Submission to Jurisdiction; Appointment of Agent for Service. (a) The Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, and the Registration Statement or the offering of the Securities (each, a “Related Proceeding”). The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Guarantor has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Guarantor irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)  The Guarantor hereby irrevocably appoints the General Counsel of the Guarantor, c/o Accenture LLP, 500 West Madison Street Chicago, IL 60661 (or, if different, the then-current principal business address of the duly appointed General Counsel of the Guarantor), as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Guarantor waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Guarantor represents and warrants that such agent has agreed to act as the Guarantor’s agent for service of process, and the Guarantor agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

18.   Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligation of the Company and the Guarantor with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such

Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and the Guarantor agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the Guarantor an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

19.  Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.  Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the addresses set forth in Schedule I hereto; and if to the Company and the Guarantor shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

21.  Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)  In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.  UK Bail-in Legislation. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a)  the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)  the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)  the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Issuer of such shares, securities or obligations;

(iii)  the cancellation of the UK Bail-in Liability; and/or

(iv)  the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)  the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For the purpose of this Section 22,

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it to suspend any obligation in respect of that liability.

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

[Signature Page Follows]

Very truly yours,

ACCENTURE CAPITAL INC., as Company

By:	/s/ Brian J. Kowles
Name: Brian J. Kowles
Title: Treasurer

ACCENTURE PLC, as Guarantor

By:	/s/ Brian J. Kowles
Name: Brian J. Kowles
Title: Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date first written above

J.P. Morgan Securities LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

BNP Paribas Securities Corp.

Acting severally on behalf of themselves

and the several Underwriters listed in

Schedule II hereto

By:	J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

By:	BofA Securities, Inc.

By:	/s/ Robert Colucci
Name: Robert Colucci
Title: Managing Director

By:	Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

By:	BNP Paribas Securities Corp.

By:	/s/ Rafael Ribeiro
Name: Rafael Ribeiro
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Managers:
Managers authorized to release lock-up under Section 6(j):	J.P. Morgan Securities LLC BofA Securities, Inc. Citigroup Global Markets Inc. BNP Paribas Securities Corp.
Managers authorized to appoint counsel under Section 8(c):	J.P. Morgan Securities LLC BofA Securities, Inc. Citigroup Global Markets Inc. BNP Paribas Securities Corp.

Indenture:	Indenture dated as of October 4, 2024, among the Company, the Guarantor and the Trustee

Trustee:	Bank of New York Mellon Trust Company, N.A.

Registration Statement File Nos.:	333-282399 and 333-282399-02

Time of Sale Prospectus:

1.   Base Prospectus dated September 30, 2024 relating to the Shelf Securities

2.   the Preliminary Prospectus Supplement dated October 1, 2024, relating to the Securities

3.   free writing prospectus dated October 1, 2024, containing a description of certain terms filed by the Company and the Guarantor under Rule 433(d) of the Securities Act, substantially in the form attached as Schedule IV

Securities to be purchased:	3.900% Senior Notes due 2027 (the “2027 Notes”) 4.050% Senior Notes due 2029 (the “2029 Notes”) 4.250% Senior Notes due 2031 (the “2031 Notes”) 4.500% Senior Notes due 2034 (the “2034 Notes”)

Aggregate Principal Amount:	$1,100,000,000 of 2027 Notes $1,200,000,000 of 2029 Notes $1,200,000,000 of 2031 Notes $1,500,000,000 of 2034 Notes

Purchase Price:

99.621% of the principal amount of the 2027 Notes, plus accrued interest, if any, from October 4, 2024

99.475% of the principal amount of the 2029 Notes, plus accrued interest, if any, from October 4, 2024

99.438% of the principal amount of the 2031 Notes, plus accrued interest, if any, from October 4, 2024

99.446% of the principal amount of the 2034 Notes, plus accrued interest, if any, from October 4, 2024

Maturity:	October 4, 2027 for the 2027 Notes October 4, 2029 for the 2029 Notes October 4, 2031 for the 2031 Notes October 4, 2034 for the 2034 Notes

Interest Rate:	3.900% per annum for the 2027 Notes 4.050% per annum for the 2029 Notes 4.250% per annum for the 2031 Notes 4.500% per annum for the 2034 Notes

Interest Payment Dates:	Semi-annually each April 4 and October 4, commencing April 4, 2025 for the 2027 Notes, the 2029 Notes, the 2031 Notes and the 2034 Notes

Closing Date and Time:	October 4, 2024, 10:00 a.m. New York City time

Address for Notices to Underwriters:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Fax: (212) 834-6081

BofA Securities, Inc.

114 West 47th Street

NY8-114-07-01

New York, New York 10036

Fax: (212) 901-7881

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Citigroup Global Markets Inc.

388 Greenwich Street, New York NY 10013

Attention: General Counsel

Fax: (646) 291-1469

BNP Paribas Securities Corp. 787 Seventh Avenue New York, NY 10019 Attention: Debt Syndicate Desk Email: DL.US.Syndicate.Support@us.bnpparibas.com

Address for Notices to the Company and the Guarantor:

For the Company:

500 West Madison Street

Chicago, IL 60661

Attention: Brian J. Kowles

With a copy to:

Andrew Fabens

Gibson, Dunn & Crutcher LLP

200 Park Avenue, 47th Floor

New York, NY 10166-0193

For the Guarantor:

Accenture plc

c/o Accenture LLP

500 West Madison Street

Chicago, IL 60661

Attention: Brian J. Kowles

With a copy to:

Andrew Fabens

Gibson, Dunn & Crutcher LLP

200 Park Avenue, 47th Floor

New York, NY 10166-0193

SCHEDULE II

Underwriter	Principal Amount of 3.900% Senior Notes due 2027 to be Purchased	Principal Amount of 4.050% Senior Notes due 2029 to be Purchased	Principal Amount of 4.250% Senior Notes due 2031 to be Purchased	Principal Amount of 4.500% Senior Notes due 2034 to be Purchased
J.P. Morgan Securities LLC	$352,000,000	$384,000,000	$384,000,000	$480,000,000
BofA Securities, Inc.	220,000,000	240,000,000	240,000,000	300,000,000
Citigroup Global Markets Inc.	143,000,000	156,000,000	156,000,000	195,000,000
BNP Paribas Securities Corp.	110,000,000	120,000,000	120,000,000	150,000,000
Barclays Capital Inc.	55,000,000	60,000,000	60,000,000	75,000,000
SG Americas Securities, LLC	55,000,000	60,000,000	60,000,000	75,000,000
Deutsche Bank Securities Inc.	44,000,000	48,000,000	48,000,000	60,000,000
HSBC Securities (USA) Inc.	44,000,000	48,000,000	48,000,000	60,000,000
Standard Chartered Bank	44,000,000	48,000,000	48,000,000	60,000,000
Goldman Sachs & Co. LLC	16,500,000	18,000,000	18,000,000	22,500,000
Morgan Stanley & Co. LLC	16,500,000	18,000,000	18,000,000	22,500,000

Total	$1,100,000,000	$1,200,000,000	$1,200,000,000	$1,500,000,000

II-1

SCHEDULE III

Name	Country of Organization
Accenture Finance Limited	Ireland
Accenture LLP	United States (Illinois)
Accenture Global Solutions Limited	Ireland

III-1

SCHEDULE IV

Pricing Term Sheet

[See Attached]

$5,000,000,000

Pricing Term Sheet

Issuer:	Accenture Capital Inc. (the “Issuer”)

Guarantor:	Accenture plc (the “Guarantor”)

Trade Date:	October 1, 2024

Settlement Date:	October 4, 2024 (T+3)*

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Ratings:	Aa3 (stable) (Moody’s Investors Service, Inc.) AA- (stable) (Standard & Poor’s Ratings Services) A+ (stable) (Fitch, Inc.)

Securities:	3.900% Senior Notes due 2027 (the “2027 Notes”) 4.050% Senior Notes due 2029 (the “2029 Notes”) 4.250% Senior Notes due 2031 (the “2031 Notes”) 4.500% Senior Notes due 2034 (the “2034 Notes”)

Guarantee:	The 2027 Notes, the 2029 Notes, the 2031 Notes and the 2034 Notes will be fully and unconditionally guaranteed by the Guarantor.

The 2027 Notes

Principal Amount:	$1,100,000,000

Maturity Date:	October 4, 2027

Coupon (Interest Rate):	3.900%

Interest Payment Dates:	Semi-annually each April 4 and October 4, commencing April 4, 2025

Day Count Convention:	30/360

Price to Public:	99.871% of the principal amount

Benchmark Treasury:	3.375% due September 15, 2027

Benchmark Treasury Price/Yield:	99-18+ / 3.526%

Spread to Benchmark Treasury:	+42 basis points

Yield to Maturity:	3.946%

Optional Redemption:	Prior to September 4, 2027 (one month prior to the maturity date of the 2027 Notes) (the “2027 Notes Par Call Date”), the Issuer may

redeem the 2027 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 Notes discounted to the redemption date (assuming the 2027 matured on the 2027 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Issuer’s preliminary prospectus supplement, dated October 1, 2024) plus 7.5 basis points, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2027 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2027 Notes Par Call Date, the Issuer may redeem the 2027 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2027 Notes plus accrued and unpaid interest thereon to the redemption date.

CUSIP/ISIN:	00440KAA1 / US00440KAA16

Net Proceeds Before Expenses:	$1,095,831,000

The 2029 Notes

Principal Amount:	$1,200,000,000

Maturity Date:	October 4, 2029

Coupon (Interest Rate):	4.050%

Interest Payment Dates:	Semi-annually each April 4 and October 4, commencing April 4, 2025

Day Count Convention:	30/360

Price to Public:	99.825% of the principal amount

Benchmark Treasury:	3.500% due September 30, 2029

Benchmark Treasury Price/Yield:	99-29 1⁄4 / 3.519%

Spread to Benchmark Treasury:	+57 basis points

Yield to Maturity:	4.089%

Optional Redemption:	Prior to September 4, 2029 (one month prior to the maturity date of the 2029 Notes) (the “2029 Notes Par Call Date”), the Issuer may

redeem the 2029 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2029 Notes discounted to the redemption date (assuming the 2029 matured on the 2029 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Issuer’s preliminary prospectus supplement, dated October 1, 2024) plus 10 basis points, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2029 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2029 Notes Par Call Date, the Issuer may redeem the 2029 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 Notes plus accrued and unpaid interest thereon to the redemption date.

CUSIP/ISIN:	00440KAB9 / US00440KAB98

Net Proceeds Before Expenses:	$1,193,700,000

The 2031 Notes

Principal Amount:	$1,200,000,000

Maturity Date:	October 4, 2031

Coupon (Interest Rate):	4.250%

Interest Payment Dates:	Semi-annually each April 4 and October 4, commencing April 4, 2025

Day Count Convention:	30/360

Price to Public:	99.838% of the principal amount

Benchmark Treasury:	3.625% due September 30, 2031

Benchmark Treasury Price/Yield:	100-03+ / 3.607%

Spread to Benchmark Treasury:	+67 basis points

Yield to Maturity:	4.277%

Optional Redemption:	Prior to August 4, 2031 (two months prior to the maturity date of the 2031 Notes) (the “2031 Notes Par Call Date”), the Issuer may

redeem the 2031 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2031 Notes discounted to the redemption date (assuming the 2031 matured on the 2031 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Issuer’s preliminary prospectus supplement, dated October 1, 2024) plus 12.5 basis points, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2031 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2031 Notes Par Call Date, the Issuer may redeem the 2031 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2031 Notes plus accrued and unpaid interest thereon to the redemption date.

CUSIP/ISIN:	00440KAC7 / US00440KAC71

Net Proceeds Before Expenses:	$1,193,256,000

The 2034 Notes

Principal Amount:	$1,500,000,000

Maturity Date:	October 4, 2034

Coupon (Interest Rate):	4.500%

Interest Payment Dates:	Semi-annually each April 4 and October 4, commencing April 4, 2025

Day Count Convention:	30/360

Price to Public:	99.896% of the principal amount

Benchmark Treasury:	3.875% due August 15, 2034

Benchmark Treasury Price/Yield:	101-02+ / 3.743%

Spread to Benchmark Treasury:	+77 basis points

Yield to Maturity:	4.513%

Optional Redemption:	Prior to July 4, 2034 (three months prior to the maturity date of the 2034 Notes) (the “2034 Notes Par Call Date”), the Issuer may

redeem the 2034 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2034 Notes discounted to the redemption date (assuming the 2034 matured on the 2034 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Issuer’s preliminary prospectus supplement, dated October 1, 2024) plus 15 basis points, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2034 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2034 Notes Par Call Date, the Issuer may redeem the 2034 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2034 Notes plus accrued and unpaid interest thereon to the redemption date.

CUSIP/ISIN:	00440KAD5 / US00440KAD54

Net Proceeds Before Expenses:	$1,491,690,000

Joint Book-Running Managers:

J.P. Morgan Securities LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

BNP Paribas Securities Corp.

Barclays Capital Inc.

SG Americas Securities, LLC

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Standard Chartered Bank

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the first business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the first business day preceding the settlement date should consult their own advisors.

The Company has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement, the accompanying prospectus and, when available, the final prospectus supplement if you request it by contacting: J.P. Morgan Securities LLC collect at 1-212-834-4533, BNP Paribas Securities Corp. toll-free at 1-800-854-5674, BofA Securities, Inc. toll-free at 1-800-294-1322, or Citigroup Global Markets Inc. toll-free at 1-800-831-9146.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.